Exhibit (a)(2)(iv)

THE CIRCULAR (AS DEFINED BELOW) AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF YOU HAVE ANY QUESTIONS OR REQUIRE MORE INFORMATION WITH REGARD TO THE PROCEDURES FOR COMPLETING, EXECUTING AND RETURNING THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE DEPOSITARY, TSX TRUST COMPANY, AT 1-800-387-0825 (TOLL-FREE IN NORTH AMERICA) OR 416-682-3860 (OUTSIDE OF NORTH AMERICA) OR BY E-MAIL AT SHAREHOLDERINQUIRIES@TMX.COM.

SHAREHOLDERS WHOSE SHARES ARE REGISTERED IN THE NAME OF AN INTERMEDIARY (SUCH AS A NOMINEE, BROKER, INVESTMENT DEALER, BANK, TRUST COMPANY OR OTHER INTERMEDIARY) SHOULD NOT USE THIS LETTER OF TRANSMITTAL AND SHOULD CONTACT THAT INTERMEDIARY FOR INSTRUCTIONS AND ASSISTANCE IN DEPOSITING THOSE SHARES.

TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

LETTER OF TRANSMITTAL

FOR REGISTERED HOLDERS OF

SUBORDINATE VOTING SHARES AND MULTIPLE VOTING SHARES OF

NUVEI CORPORATION

This Letter of Transmittal, properly completed and duly executed by a registered holder (“Registered Shareholder”), other than a Rollover Shareholder (as defined in the Circular), of subordinate voting shares (“Subordinate Voting Shares”) and/or multiple voting shares (“Multiple Voting Shares” and, collectively with the Subordinate Voting Shares, the “Shares”) in the capital of Nuvei Corporation (the “Company”), together with all other documents (or other necessary information or confirmation for a book-entry transfer) reasonably required by TSX Trust Company as depositary (the “Depositary” or “TSX Trust”), must accompany the certificate(s) and/or copies of direct registration statement (DRS) advice(s) (“DRS Advice(s)”) representing the Shares of the Company deposited in connection with the proposed arrangement (the “Arrangement”) involving the Company and Neon Maple Purchaser Inc. (the “Purchaser”), that is being submitted for approval at the special meeting of holders of Shares (the “Shareholders”) to be held on June 18, 2024 at 10:00 a.m. (Eastern time) (as may be adjourned or postponed, the “Meeting”), all as described in the notice of special meeting of shareholders and management information circular (the “Circular”) of the Company dated May 13, 2024.

Capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular. Copies of the Arrangement Agreement and the Circular are available under the Company’s profiles on SEDAR+ and EDGAR at www.sedarplus.ca and www.sec.gov.

Pursuant to the Arrangement, the Purchaser will acquire all of the issued and outstanding Shares. If the Arrangement becomes effective, Shareholders (other than Dissenting Holders, if any, and the Rollover Shareholders in respect of their Rollover Shares) will be entitled to receive US$34.00 in cash per Share (the “Consideration”). The Purchaser will acquire the Rollover Shares in exchange for the applicable Rollover Consideration, which is comprised of a combination of cash consideration based on the Consideration and shares in the capital of the Purchaser or an affiliate thereof, the whole in accordance with the terms of the Rollover Agreements and the Plan of Arrangement.

The Company and the Purchaser will implement the Arrangement when all of the conditions to closing under the Arrangement Agreement have been satisfied and/or waived, including Court approval, required regulatory approvals and the approval of the Arrangement Resolution by the Shareholders at the Meeting, and, if approved, the Arrangement is currently expected to be completed in late 2024 or the first quarter of 2025. Some of the conditions to closing of the Arrangement are beyond the Company’s and/or the Purchaser’s control, and as a result, there can be no assurance that the Arrangement will be completed, nor can the exact timing of the implementation of the Arrangement be predicted with certainty. Shareholders should refer to the Circular for more information regarding the expected timing for completion and other information relating to the Arrangement.

Each of the Purchaser, the Company, any Subsidiary of the Company, the Depositary or any other Person that makes a payment under the Plan of Arrangement, as applicable, shall be entitled to deduct or withhold (or cause to be deducted or withheld) from any amount otherwise payable to any person under the Plan of Arrangement (including any amounts payable to Shareholders exercising Dissent Rights or to former Shareholders or holders of Incentive Securities) to any Person, such amounts as the Purchaser, the Company, any Subsidiary of the Company, the Depositary or any other Person, as applicable, determines, acting reasonably, are required to be deducted or withheld with respect to such payment under the Income Tax Act (Canada) (as may be amended from time to time, the “Tax Act”), the United States Internal Revenue Code of 1986, as amended (as may be amended from time to time, the “Code”), or any provision of any other Law and shall remit such deduction or withholding amount to the appropriate Governmental Entity. To the extent that amounts are so properly deducted or withheld and remitted to the appropriate Governmental Entity, such deduction or withheld amounts shall be treated for all purposes under the Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding and remittance was made.

The Consideration is denominated and will be paid in U.S. dollars provided that a Registered Shareholder may, prior to the Effective Date, elect instead to receive payment in Canadian dollars by completing the election under the “Currency Election” section of this Letter of Transmittal, in which case such Registered Shareholder will have acknowledged and agreed to the terms set out therein. The Depositary’s currency exchange services will be used to convert payment of the Consideration that each such Shareholder is entitled to receive. There is no additional fee payable by Registered Shareholders in relation to such conversions of payments.

Information about this Letter of Transmittal

This Letter of Transmittal is for use by Registered Shareholders (other than Rollover Shareholders and any Dissenting Shareholders) only and is not to be used by non-Registered Shareholders. Shareholders whose Shares are registered in the name of a nominee, broker, investment dealer, bank, trust company or other intermediary (each, an “Intermediary”) should NOT use this Letter of Transmittal and should contact that Intermediary for instructions and assistance in depositing those Shares.

In order for this Letter of Transmittal to be validly completed, the undersigned is required to provide and complete all of the necessary information for each of the steps indicated below that are applicable to the Registered Shareholder. The Depositary or your financial, legal, tax or other professional advisors can assist you in completing this Letter of Transmittal. Any Letter of Transmittal, once deposited with the Depositary, will be irrevocable and may not be withdrawn by a Registered Shareholder, unless the Arrangement is not completed and the Arrangement Agreement is terminated in accordance with its terms. If the Arrangement is not completed and the Arrangement Agreement is terminated in accordance with its terms, the Depositary will return to Registered Shareholders the certificate(s) and/or copies of DRS Advice(s) representing the Shares enclosed with their Letter of Transmittal in accordance with the instructions provided in the Letter of Transmittal, and Shareholders will not be entitled to receive any consideration for their Shares.

Registered Shareholders who do not forward to the Depositary a validly completed and duly executed Letter of Transmittal, together with the certificate(s) and/or, as applicable, copies of DRS Advice(s) representing their Deposited Shares (as defined below) and any other documents (or other necessary information or confirmation for a book-entry transfer) reasonably required by the Depositary in accordance with the instructions set forth in this Letter of Transmittal, will not receive the Consideration (less any applicable withholdings) to which they are entitled until such deposit is made and received by the Depositary and until the same is processed for payment by the Depositary.

In order to permit the timely receipt of the Consideration (less any applicable withholdings) in connection with the Arrangement following the Effective Time, it is recommended that this Letter of Transmittal together with the accompanying certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Shares deposited herewith (the “Deposited Shares”) and all other documents or other necessary information or confirmation for a book-entry transfer be received by the Depositary at the office specified on the back cover of this Letter of Transmittal before 5:00 p.m. (Montréal time) on the day before the Effective Date. Do not send certificates and/or, as applicable, DRS Advice(s) representing Deposited Shares or this Letter of Transmittal to the Company or the Purchaser.

On the Effective Date, at the times specified in the Plan of Arrangement (whether or not Registered Shareholders deliver this Letter of Transmittal, the certificates and/or, as applicable, copies of DRS Advice(s) representing Deposited Shares and any other required documentation (or other necessary information or confirmation for a book-entry transfer) to the Depositary), Registered Shareholders will cease to be shareholders of the Company and the certificate(s) or DRS Advice(s), as applicable, for their Shares (other than Rollover Shares) shall represent only (a) the right to receive upon surrender the aggregate Consideration in respect of such Shares provided under the Plan of Arrangement, less any amounts deducted or withheld as provided under the Arrangement Agreement or the Plan of Arrangement; or (b) in the case of Registered Shareholders who properly exercise Dissent Rights, the right to be paid the fair value of their Shares by the Purchaser in accordance with section 190 of the CBCA, as modified by the Interim Order, the Final Order, any other order of the Court and the Plan of Arrangement, less any amounts deducted or withheld as provided under the Arrangement Agreement or the Plan of Arrangement. See the section entitled “Dissenting Shareholders’ Rights” in the Circular. Under no circumstances shall interest accrue or be paid by the Purchaser, the Company or any of its Subsidiaries, the Depositary or any other Person on the Consideration to Persons depositing certificate(s) and/or, as applicable, copies of DRS Advice(s) representing Shares with the Depositary, regardless of any delay in making any payment for the Shares. The Depositary will act as the agent of Persons who have deposited Shares pursuant to the Arrangement for the purpose of receiving and transmitting the Consideration to such Persons, and receipt of the Consideration by the Depositary will be deemed to constitute receipt of payment by Persons depositing Shares.

If you are a U.S. Shareholder (as defined below in Box D), you must complete and deliver with this Letter of Transmittal the attached IRS Form W-9, or the applicable IRS Form W-8. See Instruction #8.

Please read the Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than the address[es] as set forth herein will not constitute a valid delivery. If Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction #5. Please note that the delivery of this Letter of Transmittal, together with your Share certificate(s) and/or, as applicable, copies of DRS Advice(s) representing Deposited Shares, and any other document (or other necessary information or confirmation for a book-entry transfer) reasonably required by the Depositary, does not constitute a vote in favour of the Arrangement Resolution or any other matters to be considered at the Meeting. To exercise your right to vote at the Meeting, you must follow the instructions contained in the Circular and on the form of proxy provided to you. See “Information Concerning the Meeting and Voting” in the Circular.

IF ANY REGISTERED SHAREHOLDER (OTHER THAN A ROLLOVER SHAREHOLDER) DOES NOT DELIVER A PROPERLY COMPLETED LETTER OF TRANSMITTAL, THEIR CERTIFICATE(S) AND/OR, AS APPLICABLE, COPIES OF DRS ADVICE(S) REPRESENTING SHARES AND ALL OTHER REQUIRED DOCUMENTS (OR OTHER NECESSARY INFORMATION OR CONFIRMATION FOR A BOOK-ENTRY TRANSFER) TO THE DEPOSITARY ON OR BEFORE THE SIXTH ANNIVERSARY OF THE EFFECTIVE DATE, SUCH CERTIFICATE REPRESENTING SHARES AND/OR, AS APPLICABLE, DRS ADVICE(S) SHALL CEASE TO REPRESENT A CLAIM BY OR INTEREST OF ANY FORMER REGISTERED SHAREHOLDER OF ANY KIND OR NATURE AGAINST OR IN THE COMPANY OR THE PURCHASER. ON SUCH DATE, ALL CASH PAYMENTS TO WHICH SUCH FORMER REGISTERED SHAREHOLDER WAS ENTITLED SHALL BE DEEMED TO HAVE BEEN SURRENDERED TO THE PURCHASER OR AS DIRECTED BY THE PURCHASER.

SHAREHOLDERS SHOULD BE AWARE OF THE INCOME TAX CONSEQUENCES OF THE ARRANGEMENT. SEE THE SECTIONS ENTITLED “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” AND “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” IN THE CIRCULAR THAT ACCOMPANIES THIS LETTER OF TRANSMITTAL.

TO:	NUVEI CORPORATION

AND TO:	NEON MAPLE PURCHASER INC.

AND TO:	TSX TRUST COMPANY at its office set out herein.

In connection with the Arrangement being considered for approval at the Meeting, the undersigned certifies that the undersigned has read the instructions set out herein before completing this Letter of Transmittal and upon the terms and subject to the conditions set forth in the Arrangement Agreement and as described in the Circular, the undersigned hereby irrevocably deposits with the Depositary for transfer in exchange for the Consideration, the enclosed certificate(s) and/or, as applicable, copies of the DRS Advice(s) representing Shares, details of which are as follows: (Please print or type)

Certificate Number(s) or DRS Account Number(s)(1)	Name and Address in which Shares are Registered (Please fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice(s))	Number of Shares Represented by Certificate(s) or DRS Advice(s)

TOTAL:

(1)

A certificate number does not need to be provided if the Shares are represented by DRS Statement(s). The direct registration system (“DRS”) is a system that allows Shares to be held in book-entry form without having a physical certificate issued as evidence of ownership. Instead, Shares are held and registered electronically in the record systems of an issuer’s transfer agent, which can be confirmed in the DRS Advice(s).

(If space is not sufficient, please attach a list in the above form.)

☐	Some or all of my Share certificates have been lost, stolen or destroyed. Please review Instruction #6 for the procedure to replace lost or destroyed such certificates. (Check box if applicable.)

*	If Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different Registered Shareholder.

**	The total number of Shares evidenced by all certificate(s) or DRS Advice(s), as applicable, delivered will be deemed to have been deposited.

It is understood that, upon receipt of this Letter of Transmittal validly completed and duly signed, together with the enclosed certificate(s), if applicable, and/or copies of the DRS Advice(s) relating to the Deposited Shares and any other documentation (or other information or confirmation for a book-entry transfer) reasonably required by the Depositary, and following the Effective Date, the Depositary will send to the undersigned the Consideration in accordance with the delivery instructions provided herein.

IN CONNECTION WITH THE ARRANGEMENT AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Circular and in this Letter of Transmittal:

1.

The undersigned hereby surrenders to the Purchaser, effective as of the time provided for in the Plan of Arrangement and in accordance with the Plan of Arrangement, all of the right, title and interest of the undersigned in and to the Deposited Shares.

2.

The undersigned transmits and/or surrenders herewith the certificate(s) and/or, as applicable, copies of DRS Advices(s) representing the Deposited Shares described above for cancellation as of the time provided for in the Plan of Arrangement and in accordance with the Plan of Arrangement.

3.	The undersigned acknowledges receipt of the Circular and represents and warrants that:

a.	the undersigned is, and will immediately prior to the Effective Time be, the registered holder of the Deposited Shares and owns all rights and benefits arising from the Deposited Shares;

b.	the Deposited Shares are all of the Shares owned of record by the undersigned;

c.

the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign and transfer the Deposited Shares and the certificate(s) and/or, as applicable, DRS Advice(s) representing the Deposited Shares;

d.	the undersigned is not a Dissenting Holder and has not filed a notice exercising Dissent Rights;

e.	will execute and deliver any additional documents necessary or desirable to complete the surrender of the Deposited Shares;

f.

either is not a U.S. holder (as such term is defined in Instruction #8) or is a U.S. holder of Deposited Shares and has completed and returned to the Depositary with this Letter of Transmittal an IRS Form W-9;

g.	at the Effective Time, the Purchaser will acquire good title to the Deposited Shares free and clear from all Liens and in accordance with the Plan of Arrangement;

h.

the Deposited Shares have not been, and will not be prior to the Effective Time, sold, assigned or transferred, nor has any agreement been entered into, and no agreement will be entered into prior to the Effective Time, to sell, assign or transfer any such Deposited Shares to any other Person, except as contemplated by this Letter of Transmittal;

i.

when the aggregate Consideration to which the undersigned is entitled pursuant to the Plan of Arrangement, less any applicable withholdings, is paid to the Depositary, none of the Company, the Purchaser or any affiliate or successor of such Persons will be subject to any adverse claim in respect of such Deposited Shares;

j.

it is acknowledged and understood that the undersigned shall not be entitled to receive any consideration with respect to the Deposited Shares other than the Consideration to which the undersigned is entitled in accordance with, and subject to completion of, the Arrangement, and, for greater certainty, the undersigned will not be entitled to receive any interest, dividends, premium or other payment in connection with the Arrangement, other than any declared and unpaid dividends with a record date prior to the Effective Date and that no dividend or other distribution declared or made after the Effective Time with respect to any Shares with a record date on or after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Date, represented outstanding Shares; and

k.

delivery of the Consideration in respect of the Deposited Shares will discharge any and all obligations of the Company, the Purchaser and the Depositary with respect to the matters contemplated by this Letter of Transmittal.

4.

The undersigned represents and warrants that the surrender of the undersigned’s Deposited Shares complies with applicable Laws and that the information provided herein is true, accurate and complete as of the date hereof.

5.	The undersigned acknowledges that the covenants, representations and warranties of the undersigned contained herein will survive the completion of the Arrangement.

6.	The undersigned acknowledges that none of the Company, nor the Purchaser, the Depositary or any of

their respective directors, officers, advisors or representatives are responsible for the proper completion of this Letter of Transmittal.

7.

The undersigned acknowledges that the delivery of the Deposited Shares will be effected and the risk of loss and title to such Deposited Shares will pass only upon proper receipt thereof by the Depositary.

8.

The undersigned acknowledges that the Depositary will act as the agent of Persons, including the undersigned, who have deposited Shares pursuant to the Arrangement for the purpose of receiving and transmitting the Consideration to such Persons, and receipt of the Consideration by the Depositary (net of any applicable withholdings) will be deemed to constitute receipt of payment by Persons depositing Shares.

9.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, fondé de pouvoir, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares other than as set out in this Letter of Transmittal, except with respect to any proxy granted for use at the Meeting or in any agreement entered into between the undersigned and the Purchaser. Other than in connection with the Meeting or in an agreement entered into between the undersigned and the Purchaser, no subsequent authority, whether as agent, attorney-in-fact, attorney, fondé de pouvoir, proxy or otherwise, will be granted with respect to the Deposited Shares by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for in connection with the Arrangement.

10.

The undersigned irrevocably constitutes and appoints the Purchaser, and any other Person designated by the Purchaser in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased in connection with the Arrangement with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares; and (b) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned.

11.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares effectively to the Purchaser. The undersigned understands that by virtue of the execution of this Letter of Transmittal, the undersigned will be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Deposited Shares deposited pursuant to the Plan of Arrangement will be determined by the Company and the Purchaser in their sole discretion and that such determination will be final and binding and acknowledges that there will be no duty or obligation on the Company, the Purchaser, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability will be incurred by any of them for failure to give such notice.

12.

The authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal will survive the death, legal incapacity, bankruptcy or insolvency of the undersigned and will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

13.

The undersigned instructs the Depositary, upon the Arrangement becoming effective, to mail the cheque(s) representing payment of the aggregate Consideration payable for the Deposited Shares, less applicable withholdings, by first class mail, postage prepaid, or to hold such cheque(s) for pick-up in accordance with the instructions given below; except if, (i) such funds represent an amount in excess of C$25,000,000, in which case the undersigned will receive their Consideration via wire transfer in accordance with the Large Value Transfer System (LVTS) Rules established by the Canadian Payments Association or (ii) a wire is requested by completing Box E below.

14.

The undersigned acknowledges and agrees that the method of delivery of the certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Deposited Shares and all other required documents (or other necessary information or confirmation for a book-entry transfer) is at the election and risk of the undersigned. The undersigned acknowledges that there will be no duty or obligation on the Company, the Purchaser, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability will be incurred by any of them for failure to give such notice.

15.

The undersigned acknowledges and agrees that any certificate or DRS Advice formerly representing Shares (other than Rollover Shares) not duly surrendered on or before the sixth (6th) anniversary of the Effective Date shall cease to represent a claim by or interest of any former Registered Shareholder of any kind or nature against or in the Company or the Purchaser. On such date, all cash payments to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser, and shall be paid over by the Depositary to the Purchaser as directed by the Purchaser.

16.

The undersigned acknowledges and agrees that any payment made by the Depositary in accordance with the Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the sixth (6th) anniversary of the Effective Time, and any right or claim to payment under the Plan of Arrangement that remains outstanding on the sixth (6th) anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the Shareholder to receive the Consideration for the Shares in accordance with the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Company, as applicable, for no consideration.

17.

The undersigned acknowledges that each of the Purchaser, the Company, any Subsidiary of the Company, the Depositary and any other Person that makes a payment under the Plan of Arrangement, as applicable, will be entitled to deduct or withhold (or cause to be deducted or withheld) from any amount otherwise payable to any person under the Plan of Arrangement (including any amounts payable to Shareholders exercising Dissent Rights or to former Shareholders or holders of Incentive Securities), to any Person, such amounts as the Purchaser, the Company, any Subsidiary of the Company, the Depositary or any other Person determines, acting reasonably, are required to be deducted or withheld with respect to such payment under the Tax Act, the Code, or any provision of any Law and shall remit such deduction or withholding amount to the appropriate Governmental Entity. To the extent that amounts are so properly deducted or withheld and remitted to the appropriate Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of the Plan of Arrangement as having been paid to such Person, in respect of which such deduction or withholding and remittance was made.

18.

The undersigned acknowledges that the Company and/or the Purchaser may be required to disclose personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to (i) stock exchanges or securities regulatory authorities, (ii) the Depositary, (iii) any of the parties to the Arrangement, and (iv) legal counsel to any of the parties to the Arrangement.

19.

The undersigned acknowledges that it will not receive payment in respect of the Deposited Shares until the original certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Deposited Shares, if applicable, owned by the undersigned are received by the Depositary, at the address set forth below, and such additional documents (or other necessary information or confirmation for a book-entry transfer) as the Depositary may require, and until the same are processed for payment by the Depositary.

20.

If the undersigned has elected hereunder to have the Consideration in respect of the Deposited Shares transmitted herewith paid in Canadian dollars, the undersigned acknowledges and agrees that any change to the currency exchange rate of the Canadian dollar or the U.S. dollar will be at the sole risk of the undersigned, and none of the Company, nor the Purchaser nor the Depositary nor any of their respective affiliates and successors are responsible for such currency exchange risk. In addition, the party effecting the exchange may earn a commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

Only Registered Shareholders (other than Rollover Shareholders) can receive Consideration for their Shares by delivering a Letter of Transmittal to the Depositary. Shareholders whose Shares are registered in the name of an Intermediary should NOT use this Letter of Transmittal and should contact that Intermediary for instructions and assistance in depositing those Shares.

The original certificate(s) and/or, as applicable, copies of the DRS Advice(s) described above (if applicable) is enclosed and the Registered Shareholder irrevocably deposits the Deposited Shares and, if applicable, the above-mentioned certificate(s) and/or, as applicable, copies of the DRS Advice(s) representing the Deposited Shares in exchange for the Consideration to which such holder is entitled pursuant to the Arrangement. The Registered Shareholder transmits the Deposited Shares and, if applicable, the original certificate(s) and/or, as applicable, copies of the DRS Advice(s) representing the Deposited Shares, each as described above, to be dealt with in accordance with this Letter of Transmittal.

This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of Québec and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns and submits to the exclusive jurisdiction of the Québec courts situated in the City of Montréal, and waives objection to the venue of any proceedings in such court or that such court provides an inconvenient forum.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned will be deemed to have confirmed its express wish that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn up exclusively in the English language. En raison de l’usage d’une lettre d’envoi et formulaire d’élection en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir confirmé leur volonté expresse que tout contrat attesté par l’arrangement et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A ISSUE CONSIDERATION IN THE NAME OF: (PLEASE USE PRINT CHARACTERS)

BOX B

SEND CHEQUE TO:
(To be completed ONLY if the Consideration cheque to which the undersigned is entitled pursuant to the Arrangement is to be sent to someone other than the person shown in Box “A” or to an address other than the address shown in Box “A”. The payment will remain in the name of the registration.)

(NAME)	(NAME)
(STREET NUMBER & NAME)	(STREET NUMBER & NAME)
(CITY AND PROVINCE/STATE)	(CITY AND PROVINCE/STATE)
(COUNTRY AND POSTAL/ZIP CODE)	(COUNTRY AND POSTAL/ZIP CODE)
(TELEPHONE NUMBER (BUSINESS HOURS))	(TELEPHONE NUMBER (BUSINESS HOURS))
(SOCIAL INSURANCE/SECURITY NUMBER)	(SOCIAL INSURANCE/SECURITY NUMBER)
(IDENTIFICATION NUMBER) U.S. residents/citizens must provide their Taxpayer Identification Number

If the funds payable in cash exceed C$25,000,000, they must be wired to you and the Depositary will contact you.

❑  MAIL CHEQUE TO THE ADDRESS ON RECORD (DEFAULT)

❑  MAIL CHEQUE TO A DIFFERENT ADDRESS (MUST COMPLETE BOX “B”)

❑  HOLD CHEQUE FOR PICK-UP AT TSX TRUST COMPANY OFFICE [(CHECK LOCATION)]

[❑ TORONTO ❑ MONTRÉAL]

SEE INSTRUCTION #9 BELOW FOR OFFICE ADDRESSES

❑  DELIVER FUNDS VIA WIRE (MUST COMPLETE BOX “E”)

BOX C

CURRENCY ELECTION

ALL CASH PAYMENTS WILL BE ISSUED IN U.S. DOLLARS UNLESS THE REGISTERED SHAREHOLDER HAS ELECTED, PRIOR TO THE EFFECTIVE DATE, TO RECEIVE PAYMENT IN CANADIAN DOLLARS. IF DESIRED, PLEASE COMPLETE THE ELECTION BOX BELOW.

❑	Issue my cash entitlement payment(s) in Canadian dollars

By electing to receive payment in Canadian dollars instead of U.S. dollars, the undersigned acknowledges and agrees that (a) the exchange rate used to convert the payment(s) from U.S. dollars to Canadian dollars will be the rate established by TSX Trust, in its capacity as foreign exchange service provider to the Company, on the date that the funds are converted; which rate will be based on the prevailing market rate on such date; (b) the risks associated with the currency conversion from U.S. dollars to Canadian dollars, including risks relating to change in rates, the timing of exchange or the selection of a rate for exchange, and all costs incurred with the currency conversion will be borne by the undersigned and none of the Company, the Purchaser, or TSX Trust, nor any of their respective affiliates, are responsible for any such matters; and (c) TSX Trust may earn a commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

BOX D

RESIDENCY DECLARATION

ALL REGISTERED SHAREHOLDERS OF THE COMPANY ARE REQUIRED TO COMPLETE A RESIDENCY DECLARATION. FAILURE TO COMPLETE A RESIDENCY DECLARATION MAY RESULT IN A DELAY IN YOUR PAYMENT.

The undersigned represents that (check all that apply):

❑	The beneficial owner of the Shares deposited herewith is a resident of Canada for the application of the Tax Act and any applicable income tax treaty or convention.

❑	The beneficial owner of the Shares deposited herewith is a U.S. Shareholder.

❑	The beneficial owner of the Shares deposited herewith is not a U.S. Shareholder.

A “U.S. Shareholder” is any Shareholder who is either (i) a person whose address (as it appears on the register of Shareholders of the Company) is located within the United States or any territory or possession thereof or who provides an address in Box A or Box B above that is located within the United States or any territory or possession thereof, or (ii) a “U.S. person” for United States federal income tax purposes as defined in Instruction #8 below.

If you are a U.S. person or acting on behalf of a U.S. person, then in order to avoid backup withholding of U.S. federal income tax you must provide a complete Internal Revenue Service (“IRS”) Form W-9 (enclosed) below certifying that the U.S. person is not subject to backup withholding or otherwise demonstrate that the U.S. person is exempt from backup withholding, as provided in the instructions (see Instruction #8 below). If you are a U.S. Shareholder but are not included in part (ii) above, you must complete an appropriate IRS Form W-8 in order to avoid being subjected to U.S. backup withholding tax (see Instruction #8 below).

BOX E WIRE PAYMENT* *PLEASE NOTE THAT THERE IS A C$100 (PLUS APPLICABLE TAXES) BANKING FEE DEDUCTED ON WIRE PAYMENTS IN CDN AND US$120 (PLUS APPLICABLE TAXES) FOR WIRE PAYMENTS IN USD. ALTERNATIVELY, CHEQUE PAYMENTS ARE ISSUED AT NO ADDITIONAL COST. *IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, THE DEPOSITARY WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF WE CANNOT CORRECT THE ISSUE PROMPTLY, A CHEQUE WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD. NO FEES WILL BE CHARGED. **Please provide both email address and phone number in order to be contacted to confirm wire instructions: **Beneficiary Name(s) that appears on the account at your financial institution – this MUST be the same name and address that your shares are registered to **Beneficiary Name(s) that appears on the account at your financial institution – this MUST be the same name and address that your shares are registered to **Beneficiary Address (Note: PO Boxes not accepted) **City **Province/State **Postal Code/Zip Code **Beneficiary Bank/Financial Institution **Bank Address **City **Province/State **Postal Code/Zip Code PLEASE ONLY COMPLETE THE APPLICABLE BOXES BELOW, AS PROVIDED BY YOUR FINANCIAL INSTITUTION. YOU ARE NOT REQUIRED TO COMPLETE ALL BOXES **Bank Account Number Transit/Routing Number SWIFT Code ABA (US) IBAN Number Sort Code BSB Number BIC Number Additional Notes and special routing instructions (65 characters max.: ** Mandatory fields

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by (if required under Instruction #3 below)	Dated: , 20__
Signature of Shareholder or authorized representative (see Instructions #2 and #4 below)

Authorized Signature

Address (please print or type)

Name of Guarantor (please print or type)
Name of Shareholder (please print or type)
Address of Guarantor (please print or type)	Telephone No
Name of authorized representative, if applicable (please print or type)

INSTRUCTIONS

1. Use and Delivery of Letter of Transmittal

In order to permit the timely receipt of the Consideration in connection with the Arrangement following the Effective Time, less any applicable withholdings, this Letter of Transmittal (or an originally executed copy thereof), together with the accompanying certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Deposited Shares, and all other documents required by the terms of the Arrangement and this Letter of Transmittal, have to be received by the Depositary at the office specified on the back cover before 5:00 p.m. (Montréal time) on the day before the Effective Date.

This Letter of Transmittal is for use by Registered Shareholders (other than Rollover Shareholders) only. Do not send Share certificate(s) and/or, as applicable, copies of DRS Advice(s) or this Letter of Transmittal to the Company or the Purchaser. This Letter of Transmittal, together with the certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Deposited Shares and all other documents (or other necessary information or confirmation for a book-entry transfer) reasonably required by the Depositary, must be received by the Depositary at the office on the back cover on or before the sixth anniversary of the Effective Date in order for a Registered Shareholder (other than a Rollover Shareholder) to avoid losing its entitlement to the Consideration to be paid under the Arrangement.

If Deposited Shares are forwarded separately in multiple deliveries to the Depositary, a properly completed and duly executed Letter of Transmittal, together with the accompanying certificate(s) and/or, as applicable, copies of DRS Advice(s) representing the Deposited Shares (if applicable), and all other documents required by the terms of the Arrangement and this Letter of Transmittal, must accompany each such delivery. Manually signed copies of the Letter of Transmittal will be accepted by the Depositary.

The method used to deliver this Letter of Transmittal and any accompanying certificate(s) and/or, as applicable, copies of DRS Advice(s) representing Deposited Shares and all other documents or other necessary information or confirmation for a book-entry transfer is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Company and the Purchaser recommend that the necessary documentation be hand delivered to the Depositary at its office specified on the back cover and that a receipt be obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. A Shareholder whose Shares are registered in the name of an Intermediary should contact that Intermediary for assistance in depositing those Shares.

2. Signatures

This Letter of Transmittal must be filled in and executed by the Registered Shareholder described above or by such holder’s duly authorized representative (in accordance with Instruction #4 below).

a.

If this Letter of Transmittal is executed by the Registered Shareholder, such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of the certificate(s) or DRS Advice(s) representing the Deposited Shares, as applicable, without any change whatsoever, and the certificate(s) or copies of DRS Advice(s), as applicable, need not be endorsed. If the deposited certificate(s) or the copies of DRS Advice(s) evidence Shares that are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

b.	If this Letter of Transmittal is executed by a Person other than the Registered Shareholder(s):

i.

the deposited certificate(s) and/or, as applicable, copies of DRS Advice(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the Registered Shareholder(s);

ii.

the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the Registered Shareholder(s) as registered or as appearing on the certificate(s) or DRS Advice(s), as applicable, and must be guaranteed as noted in Instruction #3 below; and

iii.

in the event that any transfer tax or other taxes become payable by reason of the transfer of the deposited certificate(s) or the DRS Advice(s), the transferee or assignee must pay such taxes to the Depositary or must establish to the satisfaction of the Depositary that such taxes have been paid.

3. Guarantee of Signatures

If this Letter of Transmittal is executed by a Person other than the Registered Shareholder(s) of the Deposited Shares, or if Deposited Shares not purchased (for any reason) are to be returned to a Person other than such Registered Shareholder(s) or sent to an address other than the address of the Registered Shareholder(s) as shown on the registers of the Company, or if the payment is to be issued in the name of a Person other than the Registered Shareholder of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (the “STAMP”), a member of the Stock Exchange Medallion Program (the “SEMP”) or a member of the New York Stock Exchange Inc. Medallion Signature Program (the “MSP”). Members of the STAMP, the SEMP or the MSP are usually members of a recognized stock exchange in Canada or the United States, members of the Canadian Investment Regulatory Organization, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4. Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a Person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other Person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Company, the Purchaser or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5. Miscellaneous

a.

If the space on this Letter of Transmittal is insufficient to list all certificate(s) or DRS Advice(s), as applicable, representing Deposited Shares, additional certificate or DRS Advice numbers, as applicable, and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

b.

For a correction of name or for a change in name which in either case does not involve a change in ownership, proceed as follows: (i) for a change of name by marriage, etc., the surrendered certificate(s) representing Deposited Shares should be endorsed, e.g., “Mary Doe, now by marriage Mrs. Mary Jones,” with the signature guaranteed by an Eligible Institution; and (ii) for a correction in name, the surrendered certificate(s) (if applicable) should be endorsed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown,” with the signature guaranteed by an Eligible Institution.

c.	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be executed for each different registration.

d.

No alternative, conditional or contingent deposits will be accepted. All Registered Shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of acceptance of Deposited Shares for payment.

e.

The Arrangement Agreement will be construed in accordance with and governed by the laws of the Province of Québec and the laws of Canada applicable therein. The Registered Shareholder covered by this Letter of Transmittal irrevocably attorns and submits to the exclusive jurisdiction of the Québec courts situated in the City of Montréal, and waives objection to the venue of any proceedings in such court or that such court provides an inconvenient forum.

f.

Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at its offices listed below. Copies of the Circular and this Letter of Transmittal are also available on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov) under the Company’s issuer profiles.

g.

The Purchaser reserves the right, if it so elects, in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by the Depositary. You agree that any determination made by the Purchaser as to validity, form and eligibility and acceptance of the Deposited Shares will be final and binding. There will be no duty or obligation of the Purchaser or the Depositary to give notice of any defect or irregularity in any deposit and no liability will be incurred for failure to do so. The granting of a waiver to one or more Registered Shareholders does not constitute a waiver for any other Registered Shareholders.

h.	Before completing this Letter of Transmittal, you are urged to read the accompanying Circular and discuss any questions with financial, legal and/or tax advisors.

i.

All payments will be made in U.S. dollars unless you properly elect to receive payment in Canadian dollars by completing the “Currency Election” in Box “C” of this Letter of Transmittal, in which case you will have acknowledged and agreed to the terms set out therein. The Depositary’s currency exchange services will be used to convert payment of the Consideration that you are entitled to receive. The exchange rate used will be the rate established by TSX Trust, in its capacity as foreign exchange service provider to the Company, on the date that the funds are converted, which rates will be based on the prevailing market rate on such date.

6. Lost, Stolen or Destroyed Certificates

If a certificate representing Deposited Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and sent, together with a letter describing the loss, to the Depositary. The Depositary will provide the Registered Shareholder with the replacement requirements, which may require you to complete and submit certain documents, including a bond and/or indemnity satisfactory to the Purchaser, the Company and the Depositary (each acting reasonably) (the whole, as provided for in the Plan of Arrangement), before you can receive any Consideration for your Shares.

7. Return of Certificates and/or DRS Advices

If the Arrangement is not completed for any reason and the Arrangement Agreement is terminated in accordance with its terms, the enclosed certificate(s) and/or, as applicable, copies of the DRS Advice(s) representing the Deposited Shares and other relevant documents will be returned forthwith to the undersigned in accordance with the delivery instructions in this Letter of Transmittal, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the register of the Company maintained by TSX Trust, in its capacity as transfer agent and registrar of the Company, or in the case of Deposited Shares delivered by book-entry transfer, the Depositary will credit the Deposited Shares to the applicable account.

8. U.S. Shareholders and Backup Withholding

The following does not constitute a summary of the tax consequences with respect to the disposition of Shares pursuant to the Arrangement. Registered Shareholders should review the Circular and consult their own tax advisors having regard to their own particular circumstances to determine the particular tax consequences to them of a disposition of Shares pursuant to the Arrangement.

In order to avoid “backup withholding” of United States federal income tax on payments made with respect to the disposition of Shares pursuant to the Arrangement, a Shareholder that is a U.S. Shareholder (as defined in Box D above) must generally provide the Person’s correct taxpayer identification number (“TIN”) on the IRS Form W-9 included herewith and certify, under penalties of perjury, that (a) such TIN is correct (or that such U.S. holder is awaiting a TIN), (b) such U.S. Shareholder is not subject to backup withholding because (i) such U.S. Shareholder has not been notified by the United States Internal Revenue Service (the “IRS”) that such U.S. Shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, (ii) the IRS has notified such U.S. Shareholder that he, she or it is no longer subject to backup withholding, or (iii) such U.S. Shareholder is exempt from backup withholding, and (c) such U.S. Shareholder is a U.S. person (as defined below) (including a U.S. resident alien). The TIN for an individual United States citizen or resident is the individual’s social security number. If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the disposition of Shares may be subject to backup withholding at the applicable statutory rate (currently 24%).

For the purposes of this Letter of Transmittal, a “U.S. holder” or “U.S. person” means: a beneficial owner of Shares that, for United States federal income tax purposes, is (a) an individual citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia.

Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is properly and timely furnished to the IRS.

Certain persons (including, among others, corporations, certain “not-for-profit” organizations, and certain non-U.S. persons) are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt Shareholder that is a U.S. holder should complete IRS Form W-9, including the “Exemptions” field in Box 4 on the IRS Form W-9. See the W-9 Specific Instructions for additional instructions. A Shareholder should consult his, her or its tax advisor as to the Shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

If a U.S. holder does not have a TIN, such U.S. holder should: (a) consult the W-9 Instructions for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of IRS Form W-9; and (c) sign and date IRS Form W-9. The Depositary may withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. holder who writes “Applied For” in Part I of IRS Form W-9 should furnish the Depositary with such U.S. Shareholder’s TIN as soon as it is received. In such case, the Depositary may withhold a portion of the gross proceeds of any payment made to such U.S. holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the IRS.

Failure to furnish TIN — If you fail to furnish your correct TIN, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Shareholders that are not U.S. holders that receive payments in the U.S. or that provide an address located in the U.S. should return a properly completed IRS Form W-8 that is appropriate to the non-U.S. holder’s circumstances, a copy of which is available from the Depositary upon request, or at https://www.irs.gov/forms-pubs/about-form-w-8. All non-U.S. holders should consult their own tax advisors regarding the appropriate IRS Form W-8 to be provided by such non-U.S. holder. Failure to provide the proper IRS Form W-8 could result in backup withholding at the applicable statutory rate (currently 24%).

All Shareholders are urged to consult their own tax advisors to determine which forms should be used and whether they are exempt from U.S. backup withholding.

9. Payment Entitlement Pick-up Locations

The Depositary will mail the Consideration payable to such Registered Shareholder in accordance with the information provided in Box “A” or Box “B”, as applicable. If Box “A” or, as applicable, Box “B”, are not properly completed, any cheques representing the Consideration will be issued in the name of the Registered Shareholder and mailed to the address of the Registered Shareholder as it appears on the register of the Company’s transfer agent. Any cheques representing the Consideration mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

Entitlements may be picked up at applicable TSX Trust office locations with Counter services. Pick-up instructions must be selected in Box “A”. Below are the applicable TSX Trust office locations:

Montréal	Toronto
1190 Avenue des Canadiens-de-Montréal Suite 1701 Montréal, Québec H3B 0G7	100 Adelaide Street West Suite 301 Toronto, Ontario M5H 4H1

10. Privacy Notice

The Registered Shareholder acknowledges that this Letter of Transmittal requires the Registered Shareholder to provide certain personal information to the Company, the Purchaser and the Depositary.

The Company, the Purchaser and/or the Depositary are collecting such information for the purposes of completing the Arrangement, which includes, without limitation, determining the Registered Shareholder’s eligibility to receive the Consideration as set forth under the terms of the Arrangement. The Registered Shareholder’s personal information may be disclosed by or on behalf of the Company, the Purchaser and/or the Depositary to:

(a)	the Company, the Purchaser and the Depositary;

(b)	the Canada Revenue Agency;

(c)	the United States Internal Revenue Service; and

(d)	any of the other parties involved in the Arrangement, including legal counsel.

By executing this Letter of Transmittal, the Registered Shareholder is deemed to be consenting to the foregoing collection, use and disclosure of his, her or its personal information.

The Depositary is committed to protecting personal information received from its clients. In the course of providing services to its clients, the Depositary receives certain non-public personal information. This information could include an individual’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this information for lawful purposes relating to its services. The Depositary has prepared a Privacy Code relating to information practices and privacy protection, which can be obtained by sending a written request to the Depositary at the following address: Chief Privacy

Officer, TSX Trust Company, 100 Adelaide St. West, Toronto, Ontario, M5H 1S3. The Depositary will use the information provided on this form in order to process the Registered Shareholder’s request and will treat the Registered Shareholder’s signature(s) on this form as his, her or its consent to the above.

11. Time is of the Essence

Time is of the essence to submit this Letter of Transmittal.

If you need assistance in completing this Letter of Transmittal, please contact the Depositary at 1-800-387-0825 (toll free in North America) or 416-682-3860 (outside of North America) or by email at shareholderinquiries@tmx.com, or contact your professional advisor.

IRS FORM W-9

(See attached)

Note: Please review carefully Instruction #8 above regarding backup withholding before completing the IRS FORM W-9 on the following pages.

OFFICE OF THE DEPOSITARY:

TSX TRUST COMPANY

By Hand, Courier, Mail or Registered Mail

100 Adelaide Street West, Suite 301

Toronto, Ontario M5H 4H1

Securities Counter Hours

8:30 am to 5:00 pm EST - Business days only

Inquiries

8:30 am to 5:00 pm EST - Business days only

North American Toll Free: 1-800-387-0825

Telephone: 416-682-3860

E-Mail: shareholderinquiries@tmx.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at the telephone number and location set out above.